      As filed with the Securities and Exchange Commission on May 15, 2000

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ILLINOIS TOOL WORKS INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                              36-1258310
(State of incorporation)                                  (I.R.S. Employer
                                                         Identification No.)

                              3600 West Lake Avenue
                          Glenview, Illinois 60025-5811
                    (Address of principal executive offices)

                            ILLINOIS TOOL WORKS INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                             Stewart S. Hudnut, Esq.
               Senior Vice President, General Counsel & Secretary
                            Illinois Tool Works Inc.
                              3600 West Lake Avenue
                          Glenview, Illinois 60025-5811
                                 (847) 724-7500
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                Proposed maximum       Proposed maximum
Titles of securities     Amount to be           offering price per     aggregate offering     Amount of
to be registered         registered             share                  price                  registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
 ($.01 par value) (1)    4,000,000 shares (2)        $62.90625(3)      $251,625,000                $66,429
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Illinois Tool Works Inc. Savings and Investment Plan.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act.

(3) Computed pursuant to Rule 457(c) and (h)(1) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 10, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-53517, filed by Illinois Tool Works Inc. (the "Registrant") on May 6, 1994, and No. 333-17473, filed by the Registrant on December 9, 1996, are incorporated herein by reference and are updated as provided below.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant and the Illinois Tool Works Inc. Savings and Investment Plan (the "Plan") incorporate herein by reference the following documents, as filed with the Securities and Exchange Commission:

         (1) the Plan's Annual Report on Form 11-K for the year ended December 31, 1998;

         (2) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, and the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) the Registrant's Current Report on Form 8-K filed February 10, 2000; and

         (4) the description of the Registrant's Common Stock, which was filed as Exhibit 99 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

         All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or that deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

         The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 12, 2000.

                                    ILLINOIS TOOL WORKS INC.



                                    By:     /s/  Stewart S. Hudnut
                                         -------------------------
                                       Stewart S. Hudnut, Senior Vice President,
                                       General Counsel & Secretary

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Jon C. Kinney, John Karpan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 2000.

                           Signature                                                    Capacity
                           ---------                                                    --------

   /s/  W. James Farrell                                         Chairman and Chief Executive Officer and Director
-----------------------------------------------------
W. James Farrell                                                 (Principal Executive Officer)


   /s/  Jon C. Kinney                                            Senior Vice President and Chief Financial Officer
-----------------------------------------------------
Jon C. Kinney                                                    (Principal Financial and Accounting Officer)


   /s/  William F. Aldinger III                                  Director
-----------------------------------------------------
William F. Aldinger III



                                                                 Director
-----------------------------------------------------
Michael J. Birck


   /s/  Marvin D. Brailsford                                     Director
-----------------------------------------------------
Marvin D. Brailsford


   /s/  Susan Crown                                              Director
-----------------------------------------------------
Susan Crown


   /s/  H. Richard Crowther                                      Director
-----------------------------------------------------
H. Richard Crowther


                                                                 Director
-----------------------------------------------------
Don H. Davis, Jr.


   /s/  Robert C. McCormack                                      Director
-----------------------------------------------------
Robert C. McCormack


   /s/  Phillip B. Rooney                                        Director
-----------------------------------------------------
Phillip B. Rooney


   /s/  Harold B. Smith                                          Director
-----------------------------------------------------
Harold B. Smith

         THE PLAN. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 12, 2000.


                                           ILLINOIS TOOL WORKS INC.
                                           SAVINGS AND INVESTMENT PLAN


                                           By:   Employee Benefits Committee
                                           of Illinois Tool Works Inc.



                                           By:    /s/  John Karpan
                                              -------------------------------
                                              John Karpan, Member of Employee
                                              Benefits Committee and Senior Vice
                                              President Human Resources

                                  EXHIBIT INDEX


          Exhibit Number                   Description
          --------------                   -----------

               23.1               Consent of Arthur Andersen LLP.

               23.2               Consent of Ernst & Young LLP.

                24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.